Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with "[ ]" to indicate where omissions have been made.

玉山銀行 授信條件通知暨確認書

E.SUN Commercial Bank

Notification and Confirmation of Credit Conditions

通知序號：C236200157601

Serial number: C236200157601

一、 本行就 貴公司授信往來之申請，經核定如下：

1. In respect of your loan application, we have agreed the following:

一般額度授信及非授信項目及條件：

Terms and Conditions of the General Credit Facilities:

編號 No.	授信及 非授信項目 Types of Facilities	額度 Credit Limit	額度使用期間/首次動用期限/ 利費率/償還方式 Validity period/ Deadline of the first drawdown/ Interest rates and fees/ Repayment
(一)	進口 O/A 融資 Import O/A Financing 動用方式：循環動用 Type of drawdown: Revolving 動用期間：120 天 Loan period: 120 Days	美金 3,000 萬元整 THIRTY Million US Dollars Only	額度使用期間：自 2023 / 05 / 16~2024 / 05 / 16 止 Validity Period: From 2023 / 05 / 16 to 2024 / 05 / 16 首次動用期限：至 2024 / 05 / 16 止 Deadline of the first drawdown: Before 2024 / 05 / 16 利費率：利率依其他條件所示。 Interest rates and fees: Indicated in Other Conditions below 償還方式：按月繳息，本金屆期清償。 Repayment: Interest shall be paid on a monthly basis. The principal shall be repaid at maturity.

連帶保證人： Joint and Several Guarantors:	
授信及非授信 項目編號 No. of the facilities	連帶保證人 Joint and Several Guarantors
(一)	N/A

其他條件：

Other Terms and Conditions:

(一) 目前貴公司對本行之往來總額度共計：(幣別) 新台幣壹拾捌億元整及美金參仟萬 元整（含各單項授信額度及綜合額度，惟不包含聯貸額度）。

1. The overall credit limit of the Borrower dealing with E.SUN Bank is ONE THOUSAND AND EIGHT HUNDRED MILLION NEW TAIWAN DOLLARS ONLY and THIRTY MILLION US DOLLARS ONLY (The general credit facilities and comprehensive credit facilities are included, and syndicated facilities are excluded).

(二) 進口 O/A 融資

2. Import O/A Financing：

(1)美元利率依(TAIFX3 加碼 0.55%)/ 0.946 計息，利率期間為一個月，每月定期議價。得以授扣方式提前還款。

The interest rate of USD facilities shall be (TAIFX3 plus 0.55%) / 0.946. The interest period shall be one month, and the rate shall be negotiated on a monthly basis. Borrower can repay the loan in advance by authorized automatic payment.

(2)進口 O/A 融資動用時提供 INVOICE LIST，得免商業發票佐證，憑 INVOICE LIST 金額 100%內貸放，每筆動用期間最長 120 天。匯款日可為撥款日 T+5 日內。

INVOICE LISTs are required for the drawdowns, and the commercial invoices are not needed for further evidence. Each drawdown amount shall not exceed 100% of the amount of the INVOICE LIST, and the longest tenor for each drawdown shall be 120 days. The remittance date shall be within 5 days from the drawdown date.

(3)自 2023 年 1 月起算，按每 3 個月為一期，檢視 貴公司每期匯入金額合計需達美金 2,000 萬元且台外幣存款平均積數加計檢視日前一個月月底未設質定存餘額合計需達美金 1,500 萬元。若未符合前述條件，則自檢視當月 18 日起的外幣新動用利率，改依(TAIFX3 加碼 0.80%)/ 0.946 計息。下期檢核條件若符合時，於檢核當月 18 日起，外幣新動用利率恢復原利率條件。

Starting from 2023/01, the total inward remittance amount of the Borrower in every 3-month period has to reach US$20 million and the average deposits of both TWD and foreign currency accounts plus the time deposits which is not pledged at the end of the previous month needs to reach US$15 million. If the Borrower fails to meet the aforementioned conditions, starting from the 18th day of the month of review, the interest rate of new drawdowns will be raised to (TAIFX3 plus 0.80%) / 0.946. If the conditions are met again in the next period, starting from the 18th day of the month of review, the interest rate will be restored to the original interest rate.

(4)進口 O/A 承作供應商限 INTEL 集團、NVIDIA 集團、[ ]、[ ]、[ ]、[ ]、[ ]、[ ]、[ ]、[ ]、[ ]、AMD Intl Sales and Service LTD、[ ]、[ ]、[ ]、[ ]、[ ]、[ ]、[ ]、[ ]、[ ]、[ ]。

Drawdowns shall be by Borrower's accounts payable owing to INTEL Group, NVIDIA Group, [ ], [ ], [ ], [ ], [ ], [ ], [ ], AMD Intl Sales and Service LTD, [ ], [ ], [ ], [ ], [ ], [ ], [ ], [ ], [ ].

以下空白。

The End.

二、 其他注意事項：

2. Notice

(一) 請　貴公司提供同意上述額度之公司董事會會議紀錄。

(1) Please provide a Board meeting minutes which records the agreement of aforementioned facilities.

(二) 本「授信條件通知暨確認書」係本行與　貴公司簽訂「授信總約定書」之一部分，其餘未盡事宜，悉依動用申請相關書類辦理。

(2) This Notification and Confirmation of Credit Conditions is a part of the General Credit Agreement between you and E.SUN Bank. Anything not provided in this Notification and Confirmation of Credit Conditions shall be subject to the terms and conditions of Drawdown Application and related documents.

(三) 貴公司如對本行提供之服務內容有任何疑義，可透過「三、中心服務人員及專線」、本行 24 小時服務專線 0800-30-1313、(02)2182-1313 或本行網站(https://www.esunbank.com.tw/)之訪客留言版與本行聯繫。

(3) Should you have any advice on the services provided by E.SUN Bank, please contact us via "3. Contact Information" below, the 24-hour customer service hotline on 0800-30-1313 or (02)2182-1313, or the Guestbook on our website (https://www.esunbank.com.tw/).

三、 中心服務人員及專線：

3. Contact Information:

RM：王宸北 Cheng-Pei Wang	ARM：黃翊維 I-Wei Huang	授管組：陳期荷 Loan Control: Chi-Ho Chen	外匯組：李宜庭 Forex: Yi-Ting Lee
(02)2722-8913#171	(02)2722-8913#173	(02)2722-8913#206	(02)2722-8913#219

四、本授信條件通知暨確認書以中文及英文製成，惟中文與英文內容不一致時，以中文為準。

4. This Notification and Confirmation of Credit Conditions is written in both Chinese and English and the Chinese version shall prevail in the case of discrepancy or conflict.

此致 to

美超微電腦股份有限公司(SUPER MICRO COMPUTER, INC. TAIWAN)

玉山銀行北區環金中心 Taipei Global Commercial Banking Center of E.SUN Bank

本公司 (借款人)聲明：

Statement of the Borrower:

一、 本公司知悉且同意貴行核定之授信及非授信項目及條件不具承諾性質，如因市場發生停止報價或其他任何因素，致貴行無法取得報價，或因本授信連帶保證人或其他有代表權之人異動，或貴行考量市場狀況、資金成本或有其他貴行評估無法提供上述授信及非授信項目及條件之事由等，貴行均得隨時拒絕提供上述授信及非授信項目及條件，並保留對於本公司提出動用申請之准駁權利。

1. We are aware and agreed that the offered terms and conditions of the above facilities are not of commitment nature. In the case of the occurrence of quotation suspension or any other factors that keep E.SUN Bank from securing quotation in the market, or any change in the joint and several guarantors or the representatives in our company, or any market situation, funding cost or other causes that makes E.SUN Bank reassess the terms and conditions of the above facilities, E.SUN Bank may decline to provide terms and conditions of the above facilities and reserve the right to approve or disapprove our drawdown application.

二、 經貴行通知上述授信及非授信項目及條件後，倘本公司確有資金需求，得與貴行另共同議定利率、動用金額、動用期間或其他動用條件等，並將其記載於相關動用申請相關書類後，始得申請動用。

2. After E.SUN Bank notifies the terms and conditions of the above facilities, if we are in need of funds, we may negotiate with E.SUN Bank separately in respect of the interest rates, the drawdown amounts, the drawdown period or other conditions related to the facilities. The agreed terms and conditions shall be recorded in Drawdown Application and related documents before the first drawdown.

三、 本公司確已收執本「授信條件通知暨確認書」，並於合理期間內審閱及充分了解本「授信條件通知暨確認書」之內容及上開事項，且願確實遵守。

3. We confirm the receipt of this Notification and Confirmation of Credit Conditions and have reviewed the content within a reasonable period of time. The terms and conditions of the above facilities are fully understood and will be observed appropriately.

四、 本聲明書以中文及英文製成，惟中文與英文內容不一致時，以中文為準。

4. This Statement is written in both Chinese and English and the Chinese version shall prevail in the case of discrepancy or conflict.

此致 **玉山銀行**

To **E.SUN Bank**

借款人 Borrower：美超微電腦股份有限公司(SUPER MICRO COMPUTER, INC. TAIWAN)

統一編號 Government Uniform Identification：12729477

負責人 Responsible person：

(留存印鑑 specimen seals/signatures)

西元 2023 年 06 月 17 日

Date:

授信戶號 001576 核章 Verified by______ 經辦 Handled by______ 驗印 Checked by______

Loan Account No. 001576

LN1503 2023.03